Form 10-Q
Exhibit 23
Consent of FinPro, Inc.

We hereby consent to the use of our firm’s name, FinPro, Inc. (“FinPro”) and a summary of and references to our Intangible Impairment Analysis provided by FinPro in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed by Sun Bancorp, Inc. and the incorporation by reference of such analysis in Registration Statements Nos. 333-32681, 333-89839, 333-91184, 333-118812, 333-114436 and 333-128793.

 /s/  FinPro, Inc.
FinPro, Inc.
August 11, 2008

43